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                                                                     EXHIBIT 5.1




                                                              March 22, 1999



Board of Directors
Foilmark, Inc.
5 Malcolm Hoyt Drive
Newburyport, MA 01950

Ladies and Gentlemen:

         We have acted as counsel to Foilmark, Inc., a Delaware corporation ("Foilmark"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, par value $.01 per share (the "Common Stock") of the Company to be issued (the "Issuance") to stockholders of HoloPak Technologies, Inc., a Delaware corporation ("HoloPak"), pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") dated as of November 17, 1998, by and among the Company, HoloPak and Foilmark Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Foilmark Sub"), pursuant to which HoloPak will merge with and into Foilmark Sub (the "Merger"). Capitalized terms defined in the Merger Agreement and used but not otherwise defined herein are used herein as so defined in the Merger Agreement.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the proxy statement and prospectus contained therein (the "Proxy Statement-Prospectus"), the Merger Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Foilmark, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been

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Board of Directors of Foilmark, Inc.
March 22, 1999
Page 2




independently established, we have relied upon certificates or comparable documents of officers and representatives of Foilmark and Foilmark Sub and upon the representations and warranties of Foilmark and Foilmark Sub contained in the Merger Agreement.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, subject to the approval of the Issuance by the holders of a majority of Foilmark's stockholders at the special Shareholder Meeting of Foilmark, the shares of Common Stock to be issued pursuant to the Merger Agreement and registered pursuant to the Registration Statement have been duly authorized and, when issued as contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable.

         The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         This letter nor any copies thereof, may not be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to, for any purpose other than in connection with the Merger and the Issuance, without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Opinions" in the Proxy Statement-Prospectus, without admitting that we are "experts" under the Securities Act of 1933 or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.


                                                        Very truly yours,

                                                        /s/

                                                        Hinckley, Allen & Synder